TRANSACTION BONUS AGREEMENT
                           ---------------------------


                  THIS AGREEMENT is entered into as of the 1ST day of March, 2005 (the "Effective Date") by and between Metromedia International Group, Inc., a Delaware corporation (the "Company"), Metromedia International
Telecommunications Services, Inc., a Delaware corporation and subsidiary of the Company ("MITSI"), and Victor Koresh ("Employee").

                  WHEREAS, Employee is currently employed by MITSI pursuant to an employment agreement, dated as of October 23, 2003, by and between Employee and MITSI (the "Employment Agreement"); and

                  WHEREAS, the Board of Directors of the Company (the "Board") recognizes that a sale of Peterstar ZAO ("Peterstar") may arise and that such a transaction, or the possibility of such a transaction, may result in the departure or distraction of key employees, to the detriment of the Company and its stockholders; and

                  WHEREAS, Employee is a key employee, and the Board has determined that it is in the best interests of the Company and its stockholders to secure Employee's continued services and to ensure Employee's continued and undivided dedication to his duties in the event of any sale of Peterstar; and

                  WHEREAS, the Board has authorized the Company to enter into this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

I. Effect of this Agreement on the Employment Agreement; Duration of this Agreement.

     A. Other than as specifically stated in this Agreement, the Employment Agreement shall remain in full force and effect.

     B. Section 12.2 of the Employment Agreement is hereby amended by deleting
Section 12.2(d) of the Employment Agreement in its entirety; provided, that such
Section 12.2(d) shall once again become effective on October 1, 2005 if and only if a Peterstar Sale does not close before that date.

     C. Section 12.3 of the Employment Agreement is hereby amended by deleting the following from Section 12.3(a) ", provided that the Employee shall have first been offered in writing a new appointment with the successor or surviving company (or, in the case of a Designated Company, with the Company or any other Group Company) on terms no less favorable to him than under this Agreement"; provided, that such Section 12.3 shall once again become effective on October 1, 2005 if and only if a Peterstar Sale does not close before that date.

     D. Upon and following the closing of a Peterstar Sale on or before September 30, 2005, the Employment Agreement shall terminate and be of no further force and effect, except with respect to Sections 7, 8 and 12.2(a)-(c) of the Employment Agreement (relating to certain restrictive covenants in favor of MITSI and the Company), which shall survive in accordance with their terms.

     E. This Agreement shall terminate and be of no further force and effect if a Peterstar Sale does not close on or before September 30, 2005.

     F. For purposes of this Agreement, a "Peterstar Sale" shall mean the sale, directly or indirectly, of the Company's entire interest in the Peterstar business venture.

II. Effect of a Peterstar Sale. Upon the closing of a Peterstar Sale on or before September 30, 2005, subject to Employee's continued employment by MITSI or the Company until and as of such date, (i) Employee's employment with MITSI or the Company shall terminate at the closing of the Peterstar Sale, as applicable, and the Employment Agreement shall terminate as of such time; provided that Sections 7, 8 and 12.2(a)-(c) of the Employment Agreement shall survive in accordance with their terms, and (ii) the Company shall pay or cause to be paid to Employee, concurrent with the consummation of the Peterstar Sale (subject to Section V below), a lump sum cash amount equal to $1,000,000 (the "Transaction Bonus"). Employee shall have no further rights to any compensation or other benefits under this Agreement or the Employment Agreement, and any other benefits (including rights to retirement income and insurance) due Employee following the Peterstar Sale shall be determined in accordance with the plans, policies and practices of the Company, MITSI or any other Group Company, as applicable; provided, however, that Employee shall not be entitled to any payments or benefits under any separately stated severance, retention or change of control plan, policy, program or arrangement of the Company, MITSI or any other Group Company.

III. No Duplication of Benefits. It is the intent of the parties that no duplication of benefits occur between this Agreement and the Employment Agreement.

IV. Withholding Taxes. The Company or MITSI, as applicable, may withhold from all payments due to Employee hereunder all taxes which, by applicable federal, state, local or other law or the law of the country of which Employee is a citizen or resident and/or in which he is rendering services, as applicable, the Company or MITSI is required to withhold therefrom.

V. Nature of Obligations. The payments and benefits provided under this Agreement are contingent on (i) Employee's compliance with Section 7 and Section 8 of the Employment Agreement, and (ii) Employee's compliance with applicable provisions of Section 12.2(a)-(c) of the Employment Agreement. In addition, for the avoidance of doubt, and notwithstanding the foregoing, in the event that any compensation or other benefits become due to Employee under this Agreement, such compensation and benefits shall be in lieu of any amounts payable under Section
4.2 of the Employment Agreement.

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

VI. Non-Exclusivity of Rights. Other than as specifically stated in this Agreement, nothing in this Agreement shall prevent or limit Employee's right to participate in any benefit, bonus, incentive or other plan or program provided by the Company, MITSI or any other Group Company and for which Employee may qualify (other than any severance, retention or change of control plan, policy, program or arrangement), nor shall anything herein limit or reduce such rights as Employee may have under any agreements with the Company, MITSI or any other Group Company. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan or program of the Company, MITSI or any other Group Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

VII. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior and contemporaneous agreements and understandings (including term sheets) both written and oral, between the parties hereto, or either of them, with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

VIII. Not an Employment Agreement. This Agreement is not, and nothing herein shall be deemed to create, a contract of employment between Employee and the Company or MITSI. MITSI may terminate the employment of Employee by MITSI at any time, subject to the terms of this Agreement and/or the Employment Agreement and/or any other employment agreement or arrangement between MITSI and Employee that may be in effect.

IX. Successors; Binding Agreement.

     A. The Company agrees that it will cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company (other than a successor in connection with the Peterstar Sale), unconditionally to assume, by written instrument delivered to Employee (or his beneficiary or estate) if such assumption does not occur by operation of law, all of the obligations of the Company hereunder. As used in this Agreement, "Company" shall mean (i) the Company as hereinbefore defined, and (ii) any successor described in the preceding sentence or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

     B. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee shall die while any amounts would be payable to Employee hereunder had Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Employee to receive such amounts or, if no person is so appointed, to Employee's estate. Neither this Agreement nor any right arising hereunder may be assigned or pledged by Employee.

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

X. Notice.

     A. For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) of transmission by facsimile or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices or other communications hereunder shall be delivered as set forth below:

                  If to Employee:

                  Victor Koresh
                  Syezhinskaya Str., 12-9
                  St. Petersburg, 19718, Russian Federation

                  If to the Company:

                  Metromedia International Group, Inc.
                  8000 Tower Point Drive
                  Charlotte, NC 28277
                  Attention:  Natalia Alexeeva, Esq.
                  Phone: (704) 321-7380
                  Fax:     (704) 845-1835

                  With a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, NY 10019
                  Attention:  James M. Dubin, Esq.
                  Phone:  (212) 373-3000
                  Fax:  (212) 757-3990


                  If to MITSI:

                  1st Tverskaya-Yamskaya Str., 5
                  Moscow, 125047 Russian Federation
                  Attention: Mark S. Hauf
                  Phone: (7 095) 730-4414
                  Fax:     (7 095) 730-4413

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

or to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

XI. Arbitration: Except as provided in Section 11 of the Employment Agreement, any dispute between the parties to this Agreement in connection with, arising out of or asserting breach of this Agreement or the Employment Agreement, or any statutory or common law claim by Employee relating to Employee's employment under the Employment Agreement or rights under this Agreement (including any tort or discrimination claim), shall be exclusively resolved by binding statutory arbitration. Such dispute shall be submitted to arbitration in New York, before a panel of three neutral arbitrators in accordance with the Commercial Rules of the American Arbitration Association then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

XII. Governing Law: This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of North Carolina, without regard to conflicts of laws principles.

XIII. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

XIV. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Employee, by a duly authorized officer of MITSI and by a duly authorized officer of the Company. No waiver by any of the parties hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Employee, MITSI or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right Employee, MITSI or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise specifically provided herein, the rights of, and benefits payable to, Employee, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Employee, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company, MITSI or any other Group Company (other than any severance, retention or change of control plan, policy, program or arrangement).

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company, MITSI has caused this Agreement to be executed by a duly authorized officer of MITSI, and Employee has executed this Agreement, in each case, as of the day and year first above written.

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

                            METROMEDIA INTERNATIONAL GROUP, INC.





                                    By: /s/ Mark S. Hauf
                                        -----------------------------

                                    Title: Chief Execituve Officer
                                          ---------------------------



                            METROMEDIA INTERNATIONAL
                            TELECOMMUNICATIONS SERVICES, INC.





                                    By: /s/ Mark S. Hauf
                                        ----------------------------

                                    Title: President
                                          --------------------------




                                        /s/ Victor Koresh
                                        ----------------------------
                                        Victor Koresh

                                       6